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                                                                    EXHIBIT 99.1





                 PENTON MEDIA REPORTS THIRD-QUARTER 2001 RESULTS
                 -----------------------------------------------
             TAKES $19.1 MILLION RESTRUCTURING AND IMPAIRMENT CHARGE





CLEVELAND, OH - October 30, 2001 - Penton Media, Inc. (NYSE: PME), a leading, global business-to-business media company with publishing, trade show and online media products serving 12 industry sectors, reported revenues of $61.5 million for the third quarter ended September 30. Penton announced an adjusted EBITDA loss of $8.3 million and, excluding one-time items, a net loss of $17.3 million, or $0.54 per diluted share.

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         PENTON MEDIA, INC. - FOR THE PERIODS ENDED SEPTEMBER 30

=============================== ========================================= =========================================
                                THIRD QUARTER                             YEAR TO DATE
=============================== ==================== ==================== ==================== ====================
($ in millions, except per      Reported             Excluding one-time   Reported             Excluding one-time
share data)                                          items                                     items
------------------------------- ---------- --------- --------- ---------- --------- ---------- --------- ----------
                                2001       2000      2001      2000       2001      2000       2001      2000
------------------------------- ---------- --------- --------- ---------- --------- ---------- --------- ----------
Revenues                        $ 61.5      $76.7     $ 61.5    $ 76.7     $281.0    $261.6     $281.0    $261.6
------------------------------- ---------- --------- --------- ---------- --------- ---------- --------- ----------
Adjusted EBITDA(1)              $ (8.3)     $ 7.1     $ (8.3)   $  7.1     $ 27.5    $ 51.2     $ 27.5    $ 51.2
------------------------------- ---------- --------- --------- ---------- --------- ---------- --------- ----------
Net Income (loss)               $(29.5)    $ (1.2)    $(17.3)   $ (1.0)    $(36.3)   $ 73.8     $(20.2)   $  8.3
------------------------------- ---------- --------- --------- ---------- --------- ---------- --------- ----------
EPS - Diluted                   $(0.92)    $(0.04)    $(0.54)   $(0.03)    $(1.14)   $ 2.30     $(0.63)   $ 0.26
------------------------------- ---------- --------- --------- ---------- --------- ---------- --------- ----------
After-tax Cash Flow (ATCF) (2)  $(18.3)    $  6.6     $ (6.1)   $  6.8     $ (2.3)   $ 96.7     $ 13.8    $ 31.2
------------------------------- ---------- --------- --------- ---------- --------- ---------- --------- ----------
ATCF/Share - Diluted            $(0.57)    $ 0.21     $(0.19)   $ 0.22     $(0.07)   $ 3.02     $ 0.43    $ 0.98
=============================== ========== ========= ========= ========== ========= ========== ========= ==========
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          1    ADJUSTED EBITDA IS DEFINED AS NET INCOME BEFORE INTEREST, TAXES,
               DEPRECIATION AND AMORTIZATION, AND ONE-TIME ITEMS.

          2 AFTER-TAX CASH FLOW IS DEFINED AS INCOME FROM CONTINUING OPERATIONS PLUS DEPRECIATION AND AMORTIZATION.

Operating results for the quarter and year to date reflect a change in the timing of three trade shows from the third quarter in 2000 to the fourth quarter this year. Adjusting for the timing difference of the shows, third-quarter revenues declined $3.3 million, or 5.2%, and adjusted EBITDA declined $9.1 million. On the same basis, year-to-date revenues grew $31.2 million, or 12.5%, and adjusted EBITDA declined $17.3 million compared with the same period last year.


Chairman and CEO Thomas L. Kemp said, "Penton's results have been heavily impacted by the continuing slowdown of the U.S. economy and, more recently, by struggling economies throughout Europe and Asia. The horrific events of September 11 only exacerbated an already difficult business environment. We face some of the most extreme market conditions ever experienced in the business-to-business media industry, but we have been responding aggressively with portfolio, staffing and infrastructure adjustments."


PRODUCT LINE RESULTS
--------------------

Third-quarter revenues for Publishing decreased 8.7%, and adjusted EBITDA decreased 37.7% compared with last year's third quarter. Year-to-date Publishing revenues increased 1.2%, while adjusted EBITDA declined 38.5%.


Third-quarter revenues for Trade Shows and Conferences, after adjusting for the change in trade show timing noted above, declined 6.8%, and adjusted EBITDA fell $4.5 million. Nine-month revenues on the same basis increased 26.0%, and adjusted EBITDA was essentially even with last year.


Online media revenues for third-quarter 2001 increased to $2.9 million from $0.9 million. Year to date, Online media revenues grew to $9.5 million from $2.0 million in the same year-ago period. Online media adjusted EBITDA losses in the nine-month period were $2.7 million compared with losses of $4.0 million last year.


ONE-TIME ITEMS
--------------

One-time items in the third quarter of 2001 include a restructuring charge of $9.5 million (or $0.18 per diluted share after tax) related to the discontinuation of certain media properties, staff reductions and facility closings, and a non-cash charge of $9.7 million (or $0.18 per diluted share after tax) for goodwill writedowns and asset impairments.


In addition to the third-quarter charges, nine-month results reflect the $5.6 million restructuring charge recorded in the first quarter related to the discontinuation of certain online media properties. The 2000 year-to-date period included a one-time, pre-tax gain of $110.2 million ($2.07 per diluted share after tax) on the sale of investments and a $1.1 million writedown of impaired assets.


BUSINESS OUTLOOK
----------------

Penton withdrew its fourth-quarter and year-end guidance on September 20 due to uncertainty about the impact of the September 11 tragedies on some of the Company's largest trade shows, which are held in the fourth quarter.


Several of these shows have since taken place. With the exception of Natural Products Expo East, bookings prior to September 11 for most of the fourth-quarter events had already been running well behind last year as a result of market-specific and general economic factors. The Company estimates that the September attacks caused as much as an additional 10-15% reduction in revenues for the completed events. Despite the challenges presented by the economy and the attacks, the shows delivered substantial value to their markets.


- Leisure Industry Week, held October 2-4 in Birmingham, England. While the event had a smaller exhibit base than last year, floor traffic was strong throughout the show and exhibitors were pleased with the quality of attendees.


- ISPCON/ASPCON/Last Mile, held October 9-11 in Las Vegas. Despite a slowdown in the ISP market, the show was strong, with attendance up 20% from last year. Exhibitor and attendee feedback validated the event's importance and leadership position.


- Natural Products Expo East, which took place October 11-14 in Washington, D.C. The industry rallied at this first event held in Washington since the September attack, with attendance at nearly 90% of last year's level and exhibitors citing strong sales at the show.


Still to be held in the quarter are Computers in Manufacturing in the U.K., opening October 30, and Internet World Fall in New York City, which was rescheduled from its original dates in October to December 10-14. Results for both are expected to parallel trends of most other fourth-quarter Penton events.


Internet World Fall will be held alongside Streaming Media East at the Jacob Javits Center. While the event is expected to be smaller than the 2000 show due to technology market conditions and the impact of the September 11 tragedy in New York, attendee pre-registration numbers and demographics are very strong to date, suggesting a successful event for exhibitors. All of the show's major exhibitors and keynote speakers have confirmed their participation for the revised dates.


Kemp noted that the continuing weakness of the Internet/broadband market, as well as the electronics OEM market, presents challenges in the fourth quarter for the Company's trade shows, conferences and magazines serving these markets. Penton has not yet seen a recovery in these markets.


Penton's media products serving the corporate IT market, primarily the Microsoft and IBM server platforms, have performed better than the overall technology media market this year. Penton has recently seen the beginnings of recovery in these markets and anticipates a continuation of this positive trend next year.


Penton's media products serving the manufacturing industry have been under pressure throughout 2001, although they have not been as severely affected as its technology portfolio. The manufacturing market appeared to have bottomed during the summer as a result of inventory corrections. However, the September attacks created further weakness in the fourth quarter, and pushed back the stabilization and expected recovery.


Penton's media serving the natural products, food and retail markets have been steady performers this year, despite the weak economy and September tragedies, and the Company expects to see a continuation of this positive trend in 2002.


"It is clear that complex, troubling world events have created greater uncertainty in many of the markets we serve, with resulting delays and cuts in marketing expenditures," Kemp said. "The combination of economic and political uncertainty is severely limiting visibility for Penton's business. We anticipate that the business environment for next year will continue to be very challenging, and we plan to wait until visibility improves before we provide specific earnings guidance."


Kemp added, "Our focus is on driving profit and margin improvement in 2002, without the benefit of a revenue increase, by dramatically reducing the cost structure of the business. Our goal is to position the Company for accelerated growth when the general economy recovers."


Among the initiatives the Company has been aggressively implementing to improve profits and margins are the restructuring or shutdown of unprofitable properties; staffing cutbacks; office consolidations; and other operating and corporate infrastructure cost cuts. Year to date, the Company has had a 14% net staffing reduction, or about 250 positions. The Company will continue to make staffing, portfolio and infrastructure adjustments as necessary to respond to market conditions.


BANK COVENANT ISSUES
--------------------

Penton is currently in compliance with all of its bank debt covenants. However, the Company, in anticipation of potential fourth-quarter compliance issues, and to provide financial flexibility in 2002, is in the process of negotiating amendments to its bank agreements with its lending group. Assuming no unforeseen obstacles, management expects to complete this process by mid-December.


CONFERENCE CALL ON THE WEB
--------------------------

Penton will host a conference call to review third-quarter 2001 results at 10 a.m. Eastern Time on Tuesday, October 30. The live call will be accessible via the Investors section of Penton's Web site, www.penton.com, and will be archived on the site. In addition, a taped replay of the conference call can be accessed by dialing 1-703-326-3020 and referencing access code number 5561809 from 1 p.m.
Eastern Time on October 30, 2001, until 6 p.m. Eastern Time on Tuesday, November
6, 2001.


ABOUT PENTON MEDIA
------------------

Penton Media is a leading, global business-to-business media company that produces market-focused magazines, trade shows and conferences, and online media. Penton's integrated media portfolio serves the following industries:
Internet/broadband; information technology; electronics; natural products;
food/retail; manufacturing; design/engineering; supply chain; aviation;
government/compliance; mechanical systems/construction; and leisure/hospitality.
The Company generated revenues of $404.6 million in 2000.




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         The statements contained in the above Business Outlook and other statements in this document that are not historical in nature are forward-looking statements that involve risks and uncertainties. Although management of Penton believes that its expectations are based upon reasonable assumptions within the bounds of its knowledge of Penton's business, there can be no assurance that the Company's financial goals will be realized. Numerous factors may affect the Company's actual results and may cause results to differ materially from those expressed in forward-looking statements made by or on behalf of the Company. Factors that could cause actual results to differ materially include: fluctuations in advertising revenue with general economic cycles; management's ability to identify, finance, complete and integrate acquisitions; the performance of Internet/Broadband trade shows and conferences;
the seasonality of revenue from publishing and trade shows and conferences; the success of new products; increases in paper and postage cost; the infringement or invalidation of Penton's intellectual property rights; and other such factors listed from time to time in Penton's reports filed with the Securities and
Exchange Commission. Penton does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.



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                                                        PENTON MEDIA, INC.

                                                 CONSOLIDATED STATEMENTS OF INCOME

                           (Unaudited; Dollars and shares in thousands, except per share data)

                                                          Three Months Ended                    Nine Months Ended
                                                              September 30,                       September 30,
                                                         2001             2000               2001              2000
                                                         ----             ----               ----              ----

REVENUES                                              $  61,523         $  76,720         $ 280,993         $ 261,603
                                                      ---------         ---------         ---------         ---------

OPERATING EXPENSES:
     Editorial, production and circulation               33,148            33,427           117,160            98,631
     Selling, general and administrative                 36,655            36,156           136,291           111,797
     Impairment of assets                                 9,663              --               9,663             1,051
     Restructuring charge                                 9,468              --              15,035              --
     Depreciation and amortization                       11,211             7,851            33,925            22,880
                                                      ---------         ---------         ---------         ---------
                                                        100,145            77,434           312,074           234,359
                                                      ---------         ---------         ---------         ---------

OPERATING INCOME (LOSS)                                 (38,622)             (714)          (31,081)           27,244
                                                      ---------         ---------         ---------         ---------

OTHER INCOME (EXPENSE):
     Interest expense, net of interest earned            (8,263)           (3,129)          (20,513)           (8,305)
     Gain on sale of investments                           --                --                --             110,210
     Miscellaneous, net                                    (794)               87            (2,244)             (357)
                                                      ---------         ---------         ---------         ---------
                                                         (9,057)           (3,042)          (22,757)          101,548
                                                      ---------         ---------         ---------         ---------

INCOME (LOSS) FROM CONTINUING
     OPERATIONS BEFORE INCOME TAXES                     (47,679)           (3,756)          (53,838)          128,792

PROVISION (BENEFIT) FOR INCOME TAXES                    (18,184)           (2,512)          (17,582)           54,918

INCOME (LOSS) FROM
     CONTINUING OPERATIONS                            ---------         ---------         ---------         ---------
                                                        (29,495)           (1,244)          (36,256)           73,874

LOSS FROM OPERATIONS OF
     DISCONTINUED BUSINESS, NET                            --                --                --                 (85)

NET INCOME (LOSS)                                     $ (29,495)        $  (1,244)        $ (36,256)        $  73,789
                                                      =========         =========         =========         =========

ADJUSTED EBITDA                                       $  (8,280)        $   7,137         $  27,542         $  51,175
                                                      =========         =========         =========         =========

EARNINGS PER SHARE  - Basic
     Income (loss) from continuing operations         $   (0.92)        $   (0.04)        $   (1.14)        $    2.33
     Discontinued operations                               --                --                --                --
                                                      ---------         ---------         ---------         ---------
     Net income (loss)                                $   (0.92)        $   (0.04)        $   (1.14)        $    2.33
                                                      =========         =========         =========         =========

EARNINGS PER SHARE  - Diluted
     Income (loss) from continuing operations         $   (0.92)        $   (0.04)        $   (1.14)        $    2.30
     Discontinued operations                               --                --                --                --
                                                      ---------         ---------         ---------         ---------
     Net income (loss)                                $   (0.92)        $   (0.04)        $   (1.14)        $    2.30
                                                      =========         =========         =========         =========

WEIGHTED AVERAGE NUMBER OF
     SHARES OUTSTANDING:
     Basic                                               31,935            31,819            31,914            31,730
                                                      =========         =========         =========         =========
     Diluted                                             31,935            31,819            31,914            32,014
                                                      =========         =========         =========         =========
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                                                    PENTON MEDIA, INC.
                                                 SUPPLEMENTAL INFORMATION
                                               REVENUE AND ADJUSTED EBITDA
                                          (Unaudited; all amounts in thousands)

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                                                                 Three Months Ended                   Nine Months Ended
                                                                   September 30,                        September 30,
                                                               2001             2000               2001              2000
                                                               ----             ----               ----              ----

Revenues

     Publishing                                             $  49,751         $  54,487         $ 165,316         $ 163,422

     Trade shows & conferences                                  8,842            21,345           106,209            96,146

     Online media                                               2,930               888             9,468             2,035
                                                            ---------         ---------         ---------         ---------

Total Revenues                                              $  61,523         $  76,720         $ 280,993         $ 261,603
                                                            =========         =========         =========         =========


Adjusted EBITDA

     Publishing                                             $   7,625         $  12,233         $  22,957         $  37,319

     Trade shows & conferences                                 (6,083)            4,782            35,233            41,451

     Online media                                                (777)           (1,812)           (2,707)           (3,958)
                                                            ---------         ---------         ---------         ---------

         Subtotal                                                 765            15,203            55,483            74,812

     General & Administrative                                  (9,045)           (8,066)          (27,941)          (23,637)
                                                            ---------         ---------         ---------         ---------

Total Adjusted EBITDA                                       $  (8,280)        $   7,137         $  27,542         $  51,175
                                                            =========         =========         =========         =========





CONTACT: Mary Abood,
VP, Corporate Communications & Investor Relations,
Penton Media, Inc.
216-931-9551 or mabood@penton.com